Exhibit 10.65

COMMERCIAL LEASE

Specific Lease Provisions

1.	Quiet Enjoyment: The Tenant hereby leases from the Landlord, and the Landlord hereby leases to the Tenant, the Leased Premises. Subject to all of the Provisions of this Lease, if the Tenant is not in default under this Lease beyond any notice and cure period, Landlord covenants and agrees that Tenant shall peaceably and quietly hold and enjoy the Leased Premises throughout the term of this Lease, without any hindrance, molestation or ejection by Landlord, it successors or assigns or by those claiming by, through or under them.

2.	The Landlord: (“Landlord”) The name of the Landlord is Wellington Land Development, LLC. The address of the Landlord is 3020 Fairlane Farms Road, Suite 4, Wellington, FL 33414.

3.	The Tenant: (“Tenant”) The name of the Tenant is CIG Wireless Corp. The Tenant is a Nevada corporation. The address of the Tenant is 11120 S. Crown Way, Suite 1, Wellington, FL 33414. A copy of any Notice sent to Tenant by Landlord shall also be sent to Hartman Simons & Wood LLP, 6400 Powers Ferry Road, NW, Suite 400, Atlanta, GA 30339, Attn: Yvette Fallone-Tietje, Esq.

4.	Leased Premises: (“Leased Premises”) The address of the Leased Premises is 11120 S. Crown Way, Suite 1, Wellington, FL 33414. The Leased Premises includes all improvements on the Leased Premises and those Tenant Improvements (as defined in the Addendum) to be completed by Landlord, at Landlord’s sole cost and expense, as set forth in the Addendum attached hereto and made a part hereof. The Leased Premises has 5,280 rentable square feet and the Property has 35,362 rentable square feet. Tenant shall have the appurtenant right to use, in common with others, the Common Areas located at the Property.

5.	Commencement Date of Lease: (“Commencement Date”) The Commencement Date of the term of this Lease is 7/1/2014. Landlord hereby agrees that Tenant and Tenant’s agents may enter upon the Leased Premises as licensees at least fifteen (15) days prior to the Commencement Date in order that Tenant may do such work as may be required by Tenant in order to make that portion of the Leased Premises to be occupied by Tenant as of the Commencement Date ready for Tenant’s use and occupancy.

6.	The End Date of this Lease: (“End Date”) The term of this Lease shall cease on the End Date which is 7/31/2019, 5 years and 1 month from the Commencement Date. On the End Date; (a) the Security Deposit minus any permitted deductions; and (b) any pre-paid rent that was to be applied to a period after the End Date, shall be returned to Tenant.

7.	Security Deposit: (“Security Deposit”) The Security Deposit amount on account is $6,226.44.

Commercial Lease – Page 1 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

8.	Permitted Uses of Leased Premises: (“Permitted Uses”) The Leased Premises may be used only for general office purposes and for no other purposes whatsoever. Under no circumstances may the Leased Premises be used for sales or distribution at retail or wholesale of any equine-related products, and this includes, but is not limited to, a prohibition against retail, wholesale or internet-based sales or distribution of saddles, tack, equine-related apparel, horse care products of any type and/or stable products of any type. Tenant agrees it shall under no circumstances injure, overload, deface or otherwise harm the Leased Premises or any part thereof or any equipment or installation therein; nor commit any waste or nuisance; nor permit the emission of any objectionable vibration, radiation, noise or odor; nor burn any trash or refuse in or about the Leased Premises; nor make any use of the Leased Premises, or any part thereof or equipment therein, which is improper, offensive or contrary to any law or ordinance or to reasonable rules or regulations of Landlord as such may be promulgated from time to time; nor park any vehicles so as to interfere with the use of driveways, walks, roadways, highways, streets or parking areas.

9.	Alterations: All material alterations to the Leased Premises must have prior approval by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and must be in compliance or exceed the Village of Wellington and Palm Beach County Building and Zoning Codes.

10.	Basic Annual Rent: (“Basic Annual Rent”) The Basic Annual Rent during the first Lease Year is $52,800.00, plus sales tax. Except as otherwise provided in Section 2(A)(i) of the Standard Lease Provisions, each monthly installment of Basic Annual Rent during the first Lease Year is $4,400.00, plus sales tax. Landlord and Tenant acknowledge and agree that Tenant shall be entitled to free rent for August 2014 and September 2014, and therefore, Tenant shall not be required to make monthly installments of Basic Annual Rent for August 2014 and September 2014. After the first Lease Year, Basic Annual Rent and each monthly installment of Basic Annual Rent are increased as set forth in the Standard Lease Provisions.

11.	Additional Rent: (“Additional Rent”) The Tenant is obligated to pay Additional Rent as set forth in the Standard Lease Provisions. Landlord and Tenant acknowledge and agree that Tenant shall be entitled to free rent for August 2014 and September 2014, and therefore, Tenant shall not be required to make monthly installments of Additional Rent for August 2014 and September 2014. Estimated Monthly Additional Rent for Tenant’s Proportionate Share of Operating Expenses is $1,474.00.

12.	Confidentiality: The Tenant shall hold in strict confidence all documents and information concerning this Lease. No public disclosure, either written or oral, of the terms of this Lease shall be made by Tenant without the consent of the Landlord. Notwithstanding any prohibition to the contrary contained herein, Landlord acknowledges that Tenant is a publicly traded corporation and may, without Landlord’s prior written consent, issue such press releases or make such public statements as may be required by applicable law or any stock exchange or organization on which Tenant’s securities may be listed or admitted for trading.

13.	Components of this Lease: This component of the Lease is referred to as the “Specific Lease Provisions”. This Lease consists of all the following:
a.	The Specific Lease Provisions.
b.	The Standard Lease Provisions.

Commercial Lease – Page 2 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

c.	Exhibit “A” - Lease Confirmation Letter
d.	Exhibit “B” - Final Plans
e.	Exhibit “C” - Rules and Regulations
f.	Addendum—Tenant’s Improvements
g.	Guarantee of Lease n/a

14. Date of this Lease: The effective date of this Lease is the day by which this Lease has been signed by both Landlord and Tenant.

Landlord:	Tenant:

Wellington Land Development, LLC	CIG Wireless Corp.

/s/ Guy Mancini	/s/ Paul McGinn
Guy Mancini	Signature Paul McGinn
As Managing Member

CEO
Title

5-30-14	5/30/14
Date	Date

Witnesses:	Witnesses:

1	1

2	2

Commercial Lease – Page 3 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

COMMERCIAL LEASE

Standard Lease Provisions

1.    Definitions: Some of the words used in this Lease have the meanings set forth below:

a.	Adjustment Month: For each Lease Year after the first Lease Year, the “Adjustment Month’’ is the ninth calendar month of the then preceding Lease Year.
b.	Base Month: “Base Month” is the calendar month that is three months prior to the month in which the Commencement Date of this Lease falls.
c.	Building: “Building” is the structure within which the Leased Premises is located, together with the real estate on which the structure is located and all other improvements and appurtenances thereto from time to time designated by Landlord as being a part of the Building, including but not limited to any landscaping, sidewalks, drives, common areas, parking areas, walkways, hallways, elevators, stairways, lobbies, and utility rooms. Tenant agrees that the Building has the number of rentable square feet as set forth in the Specific Lease Provisions
d.	CPI: “CPI” means the Consumer Price Indexes for all Urban Consumers and Urban Wage Earners and Clerical Workers, U.S. City Average (1967=100) using the table entitled, “All Urban Consumers,” issued by the U.S. Department of Labor, Bureau of Labor Statistics, commonly referred to as Consumer Price Index. If the publication of the CPI is discontinued or its format changed, the Landlord shall select a regularly published index which in the Landlord’s reasonable judgment most closely parallels the CPI, and such index shall then be used in place of the CPI.
e.	Common Areas: “Common Area” shall mean that part of the Building and Property designated by Landlord from time to time for the common use of all tenants within the Building, including, among other facilities, parking areas, sidewalks, landscaping, water retention, curbs, loading areas, private streets and alleys, lighting facilities, hallways, malls, restrooms, and other areas and improvements provided by Landlord for the common use of all tenants all of which will be subject to Landlord’s sole management and control
f.	Environmental Laws: “Environmental Laws” shall mean all federal, state, and local laws, regulations, or ordinances, now or hereafter existing 1) which govern or otherwise relate to the use, storage, treatment, transportation, manufacture, refinement, handling, production, or disposal of any Hazardous Substance, or 2) which deals with protection of the health of any living person or thing or the protection of any part of the environment.
g.	Environmental Violation: “Environmental Violation” shall mean 1) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage or filtration of any Hazardous Substance at, above, upon, under or within the Property, or from the Property to real estate contiguous thereto, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law, 2) any deposit, storage, dumping, placement or use of any Hazardous Substance at, above, upon, under or within the Property or any real estate contiguous thereto in violation of any Environmental Law, 3) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, either at, above, upon, under or within the Property or at any offsite location, 4) any activity which is reasonably likely to result in any liability, cost or expense to Tenant or Landlord or any other owner or occupier of the Leased Premises or Property, or which might result in the creation of a lien on the Leased Premises or Property under any Environmental Law, and 5) any other material violation of, or noncompliance with, any Environmental Law.

Commercial Lease – Page 4 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

h.	Hazardous Substance: “Hazardous Substance” shall mean 1) any flammable substances, explosives, radioactive material, hazardous material, hazardous wastes, toxic substances, pollutants, contaminants or any related materials or substances specified in any of the Environmental Law (including any “hazardous substance” as defined in CERCLA), 2) asbestos, radon, and polychlorinated biphenyls, 3) urea formaldehyde, and 4) any chemical, compound, substance or thing which can, may or does pose harm or the threat of harm to any living person or thing or any part of the environment.
i.	Lease: “Lease,” means the Specific Lease Provisions, the Standard Lease Provisions and the Addendum together with all exhibits or schedules attached hereto or thereto. All portions of the Lease are complimentary, and what is required by one part of the Lease shall be as binding as if required by all parts of the Lease.
j.	Lease Year: The first Lease Year begins on the first day of the calendar month in which the Commencement Date falls, and ends on the last day of the eleventh calendar month thereafter. Each Lease Year after the first Lease Year begins on the first calendar month following the preceding Lease Year, and ends on the last day of the eleventh calendar month thereafter.
k.	Leased Premises: “Leased Premises” is that portion of the Building as generally shown by Exhibit “B” in which Tenant has exclusive possession thereof under this Lease. Tenant agrees that the Leased Premises has the number of rentable square feet as set forth in the Specific Lease Provisions. The number of rentable square feet is stated solely for calculation purposes under this Lease, and constitutes an approximate representation of the actual number of rentable square feet of space in the Leased Premises. The Landlord makes no representation or warranty as to the actual measurements or dimensions of the Leased Premises.
l.	Notices: “Notices” are all request, statements, demands, correspondence, communications and transmittals sent by any party to this Lease to any other party to this Lease, must be in writing.
m.	Property: “Property” includes both the Leased Premises and the Building.
n.	Provisions of this Lease: “Provisions of this Lease” means all terms, conditions, statements, requirements, contingencies, provisos, obligations, rights and liability set forth in this Lease.
o.	Real Estate Taxes: “Real Estate Taxes” means all real estate taxes, assessments and levies and all other governmental levies and charges of every kind whatsoever which arise in connection with the ownership, use, occupancy or possession of the Property or any part thereof, including interest on installment payments and all reasonable costs and fees (including reasonable attorney’s fees) incurred by Landlord in contesting or negotiating with public authorities with respect to the same. If at any time during the term of this Lease the methods and/or bases of taxation prevailing at the Commencement Date shall be altered so that in addition to, or in lieu of or as a substitute for the whole or any part of the taxes now levied, assessed or imposed on the Property there shall be a different basis or method of computation, then “Real Estate Taxes” shall include such additional or other methods or bases.

Commercial Lease – Page 5 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

p.	Tenant’s Proportionate Share: “Tenant’s Proportionate Share” is Tenant’s share of the Operating Expenses which Tenant is responsible to pay under this Lease as Additional Rent. Tenant’s Proportionate Share is determined by multiplying the Operating Expenses by a fraction: the numerator of which is the number of rentable square feet of the Leased Premises; and the denominator of which is the number of rentable square feet in the Building. If the actual measurement of the Leased Premises or the Building are hereafter determined to be different from the numbers stated in the Lease Confirmation, there shall be no adjustment or modification of any obligations under this Lease under any circumstances, provided however there shall be adjustment in the event reconstruction after a casualty, condemnation or relocation of the Leased Premises causes there to be a change in the dimensions of the Leased Premises. Landlord and Tenant each forever waive the right to challenge the measurements set forth in the Lease Confirmation, and each forever waive the right to seek modification of amounts due under this Lease which are based upon the above measurements.

2.	Rent: All payments of Basic Annual Rent and Additional Rent shall be made in lawful currency of the United States of America to the Landlord at the Landlord’s address, or at such other place(s) stated in writing by the Landlord, and all payments shall be made in advance and not in arrears. If the Commencement Date falls on a day other than the first day of a calendar month, then the monthly installment of Basic Annual Rent and Additional Rent due for the first calendar month of the first Lease Year shall be prorated. If the End Date falls on a day other than the last day of a calendar month, then the monthly installment of Basic Annual Rent and Additional Rent due for said calendar month shall be prorated.

A.	Basic Annual Rent: Basic Annual Rent is determined on a Lease Year basis. On the Commencement Date and on the first day of each and every calendar month during the term of this Lease, the Tenant shall pay to the Landlord a monthly installment of Basic Annual Rent for the then current Lease Year.
i.	During the first Lease Year: Except as otherwise provided herein, each monthly installment of Basic Annual Rent during the first Lease Year in the amount stated in the Specific Lease Provisions. The parties acknowledge that as of the Commencement Date, Tenant shall only have use of a portion of the Leased Premises (which portion of the Leased Premises is highlighted in yellow on the Space Plan (as defined in the Addendum)) while the Landlord is completing the Tenant Improvements more particularly described in the Addendum. In the event that the Tenant Improvements are not substantially completed in accordance with the terms and conditions set forth in the Addendum by September 30, 2014, then commencing October 1, 2014 Tenant shall only be required to pay one-third (1/3) of the monthly installment of Basic Annual Rent and one-third (1/3) of the monthly installment of Additional Rent hereunder (collectively, the “Reduced Rent Amount”). Tenant shall continue to pay the Reduced Rent Amount until (x) such time as all the Tenant Improvements in the Leased Premises are substantially completed in accordance with the terms and conditions set forth in the Addendum, or (y) December 31, 2014, if Landlord declares (herein the “LANDLORD’S DECLARATION THAT IMPROVEMENTS ARE NOT FEASIBLE”) that despite the Landlord’s diligent efforts Landlord is unable to complete the Tenant Improvements under commercially reasonable terms. Notwithstanding the foregoing or anything to the contrary contained in this Lease, if all the Tenant Improvements are not substantially completed in accordance with the terms and conditions set forth in the Addendum on or before November 1, 2014, then at any time thereafter Tenant may by written notice to Landlord elect to change the End Date of this Lease to December 31, 2014, and thereupon the End Date of this Lease shall be December 31, 2014. Either Landlord or Tenant may change the End Date of this Lease to December 31, 2014 by written notice at any time after LANDLORD’S DECLARATION THAT IMPROVEMENTS ARE NOT FEASIBLE, and in such event the End Date of the Lease shall be December 31, 2014.

Commercial Lease – Page 6 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

ii.	After the first Lease Year:
1)	Computation: The Basic Annual Rent for each Lease Year after the first Lease Year is computed by multiplying the Basic Annual Rent for the first Lease Year by a fraction which has as its numerator the CPI for the Adjustment Month and as its denominator the CPI for the Base Month. The amount of each monthly installment of Basic Annual Rent in each Lease Year after the first Lease Year shall be computed by dividing the Basic Annual Rent for such Lease Year by twelve.
2)	Minimum/Maximum: Notwithstanding any part of this Lease which is or may appear to be to the contrary, the Basic Annual Rent for any Lease Year after the first Lease Year shall not be less than 102% or greater than 105% of the Basic Annual Rent in the prior Lease Year.
B.	Additional Rent: Together with the obligation to pay Basic Annual Rent, the Tenant is also obligated to pay Additional Rent during the term of the Lease. The failure to timely pay Additional Rent is a failure to timely pay rent under the provisions of all statutes and laws.
i.	Operating Expenses
1)	It is understood that in addition to the Basic Annual Rent, Tenant shall pay Landlord as Additional Rent Tenant’s Proportionate Share of the Operating Expenses. As used herein, the term “Operating Expenses” shall mean only the following costs, expenses and charges actually incurred by Landlord with respect to the ownership, operations and maintenance of the Property and Common Areas: (i) Real Property Taxes, (ii) insurance premiums, (iii) utilities, (iv) garbage and trash collections, (v) commercially reasonable cost for maintenance and irrigation of landscaping, (vi) commercially reasonable cost for maintenance and repair of pedestrian areas, (vii) commercially reasonable cost for cleaning, (viii) commercially reasonable cost for lighting, (x) the commercially reasonable cost to seal and coat the parking lot (but not more than once every five (5) years), and (xi) assessments, dues and charges of any kind imposed by the WELLINGTON BUSINESS CENTRE PROPERTY OWNERS ASSOCIATION, INC.
2)	If the term of this Lease shall commence on a date other than the first day of a calendar year, Tenant's Proportionate Share of Operating Expenses for the calendar year in which the term commences, shall be in the proportion that the number of days from and including the Commencement Date to and including the last day of the calendar year in which the term commences shall bear to 365. Similarly, if the End Date shall occur on a date other than the last day of a calendar year, Tenant’s Proportionate Share of the Operating Expenses, for the calendar year in which the End Date shall occur shall be in the proportion that the number of days from and including the first day of the calendar year in which the End Date shall occur to and including the End Date shall bear to 365. Tenant’s Proportionate Share of Operating Expenses for the calendar year 2014 shall in no event exceed the estimated $3.35 per rentable square foot of the Leased Premises.

Commercial Lease – Page 7 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

3)	If during all or any portion of any calendar year the Building is not fully rented and occupied, Landlord may elect to make an appropriate adjustment in Operating Expenses for such year, employing sound accounting and management principles, to determine the Operating Expenses that would have been paid or incurred by Landlord had the Building been fully rented or occupied and the amount so reasonably determined shall be deemed to have been Operating Expenses for such year. Landlord may use this adjustment method for expenses such as water/sewage consumption or other similar type expenses that fluctuate based on the occupancy of the Building. Landlord shall not collect from tenants of the Building more than one hundred percent (100%) of the actual Operating Expenses incurred by Landlord.

4)	Tenant agrees to pay the Operating Expenses, as estimated by Landlord, in monthly payments in advance during the term of this Lease. Operating Expenses shall be for each calendar year commencing January 1st and ending December 31st. At the end of each calendar year, Landlord shall notify Tenant of Tenant’s Proportionate Share of the Operating Expenses payable for such calendar year as computed based upon the actual cost thereof to Landlord. If there shall have been an underpayment by Tenant, Tenant shall pay the difference within ten (10) business days of receipt of such notice; if there shall have been an overpayment by Tenant, Tenant shall be given a credit towards the next due payment of Tenant’s Proportionate Share of the Operating Expenses.
5)	At the end of each calendar year, Tenant shall have the right to require Landlord to substantiate, by written itemization, Landlord’s computation of Tenant’s Proportionate Share of Operating Expenses. Landlord shall furnish such an itemization to Tenant within forty-five (45) days from receipt of Tenant’s written request for itemization. If such audit discloses that the charges actually incurred by Landlord are less than those used by Landlord in calculating Tenant’s Proportionate Share of Operating Expenses, then Landlord shall reimburse Tenant for the amount Tenant paid in excess of Tenant’s actual Proportionate Share within thirty (30) days of receipt by Landlord of adequate proof of such overpayment. If Landlord fails to pay such reimbursement within the thirty (30) day period, the amount which is not paid shall bear interest from the date due until paid.
6)	Nothing herein contained shall be construed to include as a tax which shall be the basis of Real Estate Taxes, any inheritance, state succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is or may be imposed upon Landlord.
7)	Intentionally Omitted.

ii.	Other Amounts Due under Lease: All other amounts to be paid by Tenant under the provisions of this Lease are Additional Rent, and shall be paid by Tenant to Landlord within ten (10) business days of demand.
iii.	Payments by Landlord: If Landlord pays any money which is the obligation of the Tenant according to the Provisions of this Lease after expiration of the applicable notice and cure provision, or if the Landlord incurs any expense, including reasonable attorney’s fees, in the enforcement of the Landlord’s rights under this Lease or the performance of any obligations otherwise imposed upon the Tenant under the Provisions of this Lease, then such money paid and such expense incurred is Additional Rent and shall be paid to Landlord by Tenant within ten (10) business days of demand.

Commercial Lease – Page 8 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

iv.	Tenant’s Excessive Use: If Tenant is not using the Leased Premises for general office purposes and as a result in the reasonable judgment of the Landlord the Tenant’s use of water (to the extent not separately metered), production of trash or garbage, or other acts or omissions on the part of Tenant cause a disproportionate increase in the charges to the Landlord for such items, it is the responsibility of the Tenant to pay the entire amount attributed to such increase in such items as Additional Rent, and Tenant shall pay same to Landlord upon each demand therefor within ten (10) business days of the demand.
v.	Common Area Maintenance. Subject to force majeure and other events outside the reasonable control of the Landlord, Landlord agrees to keep the parking areas and access drives of the Property illuminated from one-half hour before dusk until at least nine o’clock p.m. each day. By performing maintenance at such times as Landlord in its discretion determines best, Landlord shall maintain the Property and Common Areas in substantially the same condition and appearance as of the Date of this Lease and at least consistent with similar projects in the geographic area, reasonable wear and tear excepted. Tenant, without charge, shall have shared and non-exclusive use of the parking areas of the Property and Common Areas for employee and visitor parking, which parking areas shall be on an unassigned basis and shall be shared with such other persons and entities as Landlord may from time to time designate as having use rights. If and only if approved by Landlord in Landlord’s sole discretion, Tenant, at Tenant’s sole cost and expense, shall have the right to install signage desired by Tenant in accordance with the Provisions of this Lease.

3.	Security Deposit: The Security Deposit shall be held by Landlord without interest thereon owing to Tenant, in a separate account or in any general property management account established by Landlord and may be commingled with other funds of the Landlord and other third parties. Each time the amount of the Security Deposit is diminished by Landlord’s use, retention or application thereof, Landlord shall promptly provide Tenant with written notice thereof, Tenant shall, within ten (10) business days after Landlord’s demand, deposit additional money with Landlord sufficient to restore the Security Deposit to its original amount. The obligations to make deposits to restore the Security Deposit are obligations to make payments of Additional Rent. Landlord may use, apply or retain the Security Deposit to the extent required for the payment of any sum as to which Tenant is in default beyond expiration of the applicable notice and cure period or for any sum which Landlord may expend by reason of Tenant’s default beyond expiration of the applicable notice and cure period on any of the Provisions of this Lease. If Tenant shall comply with all of the Provisions of this Lease, the Security Deposit shall be returned to Tenant after the end of the term of this Lease and after delivery of possession of the Leased Premises to Landlord. Landlord has the right to transfer the Security Deposit to any successor to Landlord’s interest in the Lease, and upon such transfer Landlord is hereby released by Tenant from all liability for the return of such Security Deposit. The Landlord’s rights to recovery against the Tenant are not limited to the amount of the Security Deposit.

Commercial Lease – Page 9 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

4.	Notices: All Notices shall be sent to Landlord at the Landlord’s address as set forth in the Specific Lease Provisions, or to such other address as the Landlord shall inform the Tenant in writing. The Tenant shall also send a copy of each Notice to such persons or entities designated by the Landlord from time to time. Notice to the Tenant shall be sent to the Tenant’s address as set forth in the Specific Lease Provisions. Each Notice shall be deemed to have been received 5 days after its deposit into the United States Mail, certified return receipt requested. After the Commencement Date, Notice to the Tenant may be delivered to the Leased Premises, and is hereby deemed to have been received by the Tenant upon the date delivered to Tenant.

5.	Alterations by Tenant: Tenant shall not make any material alterations or material additions to the Leased Premises, or any part thereof, without the written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed.

6.	Permitted Uses: Tenant shall use the Leased Premises only for the Permitted Uses, and then only to the extent that all governmental entities having jurisdiction over the Property approve such uses. Landlord neither warrants nor represents that the Leased Premises can be used for the Permitted Uses. The Tenant has conducted its own investigation and has determined by itself that the Leased Premises can be used for the Permitted Uses. Notwithstanding any other statements in this Lease to the contrary, in no event shall the Tenant use the Leased Premises, or suffer or permit the use of the Leased Premises, in any manner such that the Leased Premises will be or become a place of public accommodation under the terms of Title III of the ASA, 42 USC § 1281, et. seq., or the rules and regulations issued thereunder. In its use of the Property and in traveling to and from the Property, the Tenant and its officers, directors, agents, employees, servants, contractors and subcontractors shall not disturb any person or entity by creation of excessive or unreasonable light, sound, vibration, smoke, fumes, odors, dust, or pollution of any kind.

7.	Term of this Lease: The term of this Lease shall begin on the Commencement Date and shall end on the End Date, except as otherwise provided herein.

8.	Landlord’s Obligation to Repair: Landlord shall keep the Tenant Improvements, foundation, the roof, the floor, and exterior walls (excluding the interior surface of exterior walls and all windows, doors and glass) of the Leased Premises structurally sound, unless same is damaged by Tenant and in such event the Tenant shall repair same at Tenant’s expense. Landlord shall not be required to commence any repair until a reasonable time after written Notice from the Tenant that such repair is necessary, and thereafter shall have a reasonable time to complete such repair, which shall in no event be less than the time period provided by Florida Statutes 83.201. Landlord has no liability to Tenant for damage or deconstruction to any real or personal property as a result of Landlord’s failure to repair, or as a result of the repair operations. The Landlord has no other repair or maintenance obligations with respect to the Property, but at its sole option may elect to perform other repairs or maintenance without the obligation to do so at any time thereafter. In the event Landlord needs to make any repairs or alterations to the Leased Premises, Landlord shall make reasonable efforts to minimize the extent to which the repairs or alterations disrupt or disturb Tenant’s normal conduct of business within the Leased Premises.

Commercial Lease – Page 10 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

9.	Interruption of Services: The Landlord makes no representations or warranties as to the continuance or non-interruption of services to the Property, including but not limited to elevator (if one is present on the Property as of the Commencement Date), lighting, water, electricity, sewerage, cleaning and maintenance. Except as expressly provided herein to the contrary, the Landlord has no liability whatsoever in the event that any of the services is not provided to the Property, including but not limited to a failure as a result of repairs, renewals, improvements, changes of service, alterations, strikes, lockouts, labor controversies, inability to obtain fuel or power, accidents, breakdowns, catastrophes, national or local emergencies, forces of nature, acts of God and other conditions beyond the reasonable control of the Landlord. The Tenant is not entitled to any abatement of Basic Annual Rent or Additional Rent for any interruption of, or failure to provide, services to the Property, and no such discontinuance, failure or interruption shall be deemed a constructive eviction of Tenant or entitle Tenant to terminate this Lease or withhold payment of any rental due under this Lease, except as provided in this paragraph. If and only if an interruption of utilities is caused by the unlawful act or negligence of Landlord, its agents, employees or contractors, then Tenant is not obligated to pay Base Rent and Additional Rent for the interruption period.

10.	Sales or Lease Tax: Tenant shall pay Landlord any sales, use, excise and lease taxes and all other similar charges or payments required as a result of the existence of this Lease and/or as a result of the payments being made to Landlord hereunder, which are imposed or levied by any governmental entity having jurisdiction over the Property, this Lease, or the payments made pursuant to this Lease. All such tax payments are due simultaneously with the amount from which the tax arises or is based, and all such tax payments are Additional Rent. Tenant is obligated to pay all taxes, charges, and assessments of any kind, including but not limited to sales tax (at times in this Lease referred to as "SALES TAX”) which arise from or are related to all and any portion of the amounts due from, payable by and/or paid by Tenant under this Lease. Each payment of SALES TAX shall be made by Tenant together with the payment from which the SALES TAX arises or is related. SALES TAX includes, but is not limited to, each and every tax, charge and assessment due as a result of the amount due, payable and/or paid under this Lease, including but not limited to each and every future, new, substitute, additional or different tax, assessment and/or charge now or hereafter due to any governmental or quasi-governmental entity as a result of all or any portion of the amount due, payable and/or paid under this Lease or as a result of the relationship between Landlord and Tenant, without regard to whether such taxes, assessments or charges are called sales taxes, and including all taxes, assessments or charges levied, due or to become due in addition to or as a substitute for the SALES TAX due under this Lease at the Effective Date. Each failure to pay SALES TAX constitutes a failure to pay Additional Rent. SALES TAX constitutes Additional Rent due from Tenant.

11.	Utilities: Tenant agrees to make all deposits and pay promptly when due all charges for separately metered utilities supplied to the Leased Premises. Tenant shall also promptly pay all charges for maintaining any such service, including any charges for repairing mechanical systems and for installing, repairing and setting meters.

12.	Delivery of Possession. As of the Commencement Date, Landlord shall deliver possession of that portion of the Leased Premises highlighted in yellow on Schedule A of the Addendum to Tenant. Time is of the essence with respect to the delivery of the Leased Premises to Tenant as provided herein.

Commercial Lease – Page 11 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

13.	Environmental Matters:
a.	No Environmental Violations: Tenant shall not at any time 1) cause, permit or suffer to occur any Environmental Violation in, on, under or above the Property or 2) permit any person or entity occupying or using the Leased Premises or any part thereof under or through Tenant to cause, permit or suffer to occur any Environmental Violation. Tenant is responsible for cleaning up and remedying any Environmental Violation on the Property caused by Tenant. Landlord is responsible for cleaning up and remedying any Environmental Violation on the Property caused by Landlord.
b.	Tenant’s Obligations/Financial Assurances: If an Environmental Violation occurs or is found to exist, the Tenant is responsible for remedying the Environmental Violation and its clean up in accordance with applicable Environmental Laws, including but not limited to all reasonable and actual costs and expenses incident or related thereto. If in Landlord’s reasonable judgment, the cost of remediation and cleanup is likely to exceed $5,000.00 Tenant shall provide to Landlord, within ten (10) business days after Landlord’s request therefor, adequate financial assurances that Tenant will effect such redemption in accordance with the applicable Environmental Laws. Such financial assurances shall be a bond or letter of credit reasonably satisfactory to Landlord in form and substance and in an amount equal to or greater than Tenant and Landlord’s reasonable estimate of the anticipated cost of remedy and clean up.
c.	Compliance with all Laws: The Tenant is responsible for compliance with all Environmental Laws and is responsible for remedying any Environmental Violation caused by Tenant and associated clean up. If the Tenant fails to comply with all Environmental Laws or fails to remedy any Environmental Violation caused by Tenant or fails to clean up any Environmental Violation caused by Tenant, then Landlord shall have the right (but no obligation) to take any and all actions as Landlord shall deem necessary or advisable in order to cure such Environmental Violation caused by Tenant and comply with all Environmental Laws after providing Tenant with at least forty-five (45) days prior written notice, and all reasonable expenses and costs incurred by Landlord in so doing shall be Additional Rent.
d.	Notice to Landlord: Tenant shall notify Landlord immediately after becoming aware of any Environmental Violation (or alleged Environmental Violation) or noncompliance with any of the covenants contained in this part of the Lease entitled “Environmental Matters”.
e.	Survival: The obligations of Landlord and Tenant under this part of the Lease entitled “Environmental Matters” shall survive the end of the term of this Lease.

Commercial Lease – Page 12 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

14.	Assignment/Subletting: This Lease may not be assigned by Tenant, and no part of the Leased Premises may be subleased by Tenant without the prior consent of Landlord, which consent shall not be unreasonably withheld. Landlord may condition the grant of such consent upon the Tenant’s payment of all reasonable attorney’s fees and costs incurred by the Landlord thereby, upon the delivery of such information as the Landlord reasonably requests in relation thereto, and upon receipt of a guarantee and indemnification reasonably acceptable to Landlord. If there is an assignment or subleasing without the express written consent of Landlord, Landlord may collect Basic Annual Rent and Additional Rent from the assignee, subtenant or occupant and apply the net amount collected to the amounts due under this Lease; but such collection shall not be deemed a waiver of Landlord’s right to forbid the assignment or sublease and it shall not be deemed to be the acceptance by Landlord of the assignee, subtenant or occupant as a Tenant hereunder, or as a release of performance of the obligations of Tenant. Landlord shall grant or withhold its consent within thirty (30) days after receipt of all of the required information (the “Submission”). If written notice of approval or disapproval is not given by Landlord within thirty (30) days of the receipt of such Submission from Tenant, then Tenant may send a second written notice (“Second Notice”) to the Landlord informing the Landlord that the Submission has not received notice of approval or disapproval. If the Second Notice also states in all capital letters that "FAILURE TO RESPOND TO THIS NOTICE SHALL BE DEEMED TO BE APPROVAL OF THE PREVIOUS SUBMISSION” and the Landlord does not respond with written notice of disapproval within thirty (30) days after receipt of such Second Notice, then the Submission shall be deemed approved by the Landlord. Tenant shall be released from all obligations under this Lease after a transfer which has been approved (or deemed approved) by Landlord.

Notwithstanding the foregoing, an assignment or other transfer of this Lease (a “Transfer”) or any sublease of all or any portion of the Leased Premises to a "Related Entity" shall not require Landlord's prior written consent. The term "Related Entity" means: a corporation or other entity with which Tenant may merge or consolidate, or sell substantially all of its assets or stock; or any parent, affiliate or subsidiary of Tenant; or an affiliate or subsidiary of Tenant's parent. A Transfer to a Related Entity shall not release Tenant from Tenant's obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty.

Any public offering or transfer in which all or any portion of Tenant’s stock will be sold or traded on a nationally recognized stock exchange or on the “over-the-counter” market or the sale of Tenant’s stock on a nationally recognized stock exchange or over-the-counter- market shall not be deemed a Transfer for the purposes of this Lease and nothing in this Section 14 shall be applicable to, nor prohibit, such transaction.

Commercial Lease – Page 13 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

15.	Tenant’s Obligation to Repair: Except for those items which under the terms of this Lease the Landlord is obligated to repair or those items of repair which were caused by Landlord and shall be repaired by Landlord at Landlord’s sole cost and expense, the Tenant shall at all times during the term of this Lease maintain the Leased Premises (including the interior surface of exterior walls and all windows, doors and glass) in good repair and appearance and in safe operating condition, so that the entire Lease Premises is always in substantially the same condition as upon the Commencement Date of this Lease, reasonable wear and tear excepted, and casualty for which Tenant is responsible and for which Landlord receives insurance proceeds excepted. The Tenant shall perform all repairs and maintenance required of it without the necessity of Notice from the Landlord; however, the Tenant shall also complete all necessary repairs and maintenance which are the responsibility of Tenant hereunder which the Landlord demands within ten (10) business days of such demand. Notwithstanding anything to the contrary set forth in this Lease, the Tenant shall repair all damage to any part of the Property and all damage to any real or personal property owned by the Landlord, which is caused by the acts or omissions of the Tenant, or the officers, directors, employees, invitees or agents of the Tenant. Tenant shall provide written Notice to Landlord of all repairs made by Tenant upon request of Landlord. Landlord shall cause the heating, air conditioning, ventilation, electrical and plumbing systems in the Leased Premises to be properly functioning on the date of this Lease. The Tenant shall at all times maintain an air conditioning services agreement in form and substance reasonably acceptable to Landlord with a company reasonably acceptable to Landlord for the repair and maintenance of all components of the air conditioning systems in the Leased Premises, and shall provide proof of same to Landlord annually or as often as Landlord may otherwise request. It is the Tenant’s responsibility to perform all routine maintenance on the air conditioning systems, including filter replacements, throughout the term of this Lease. Notwithstanding anything to the contrary set forth in this Lease, the Landlord shall repair all damage to any part of the Leased Premises which is caused by the acts or omissions of the Landlord, or the officers, directors, employees, invitees or agents of the Landlord.

16.	Tenant’s Obligation to Maintain Insurance: Tenant shall maintain all insurance required under this Lease during the term and shall provide documentation and proof of such insurance as the Landlord may reasonably require. Each insurance policy required under this Lease must: be upon terms and conditions reasonably acceptable to the Landlord; be cancelable only upon at least 30 days prior written notice to the Landlord; and name the Landlord and the Landlord’s officers, directors, employees, invitees and agents as additional insured. Tenant's insurance policies shall be issued by insurance companies authorized to do business in the state in which the Property is located, and said companies shall maintain during the policy term a "General Policyholder's Rating" of at least B+ in the then most recent edition of "Best Insurance Reports." The following insurance is required during the entire term of this Lease:
a.	Public Liability: General public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Property, in an amount not less than $1,000,000.00 for bodily injury or death to any one person, and not less than $1,000,000.00 for any one event, and not less than $1,000,000.00 for property damage, and such other amounts as are commercially reasonable, but in no event less than the commercially reasonable amounts required pursuant to any mortgage on the Property which amounts shall be consistent with similar projects in the geographic region.
b.	Workers’ Compensation: Workers’ compensation insurance covering all persons employed in connection with any work done by or on behalf of the Tenant for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Property.
c.	Casualty: Insurance against loss or damage to all of Tenant’s personal property located at the Leased Premises, except those portions which the Landlord is required to maintain, by any cause including but not limited to fire, lightning, windstorms, hail, explosion, riot, civil commotion, damage from aircraft, smoke and other risks from time to time included under standard extended and additional extended coverage policies, including vandalism and malicious mischief, sprinkler, plate glass and flood insurance, in amounts not less than the actual replacement value of all insurable improvements on the Leased Premises. Such policies shall contain replacement cost endorsements.
d.	Other: Such other insurance as Landlord may reasonably require, which at the time is commonly obtained for properties similar to the Leased Premises in Dade, Broward or Palm Beach County, Florida.

Commercial Lease – Page 14 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

e.	Hazards: Tenant shall not do or omit to do, suffer to be done, or keep, or suffer to be kept, anything in, upon or about the Property which will be in violation of the Landlord’s policies insuring against loss or damage by fire or other hazards, including but not limited to public liability, or which will prevent Landlord from procuring such policies from companies acceptable to Landlord, or which cause the rate of fire or other insurance on the Property or other property of Landlord to be increased beyond the minimum rate from time to time applicable thereto.

17.	Other Insurance:

Landlord’s Obligation to Maintain Insurance: Landlord shall obtain and keep in force insurance as Landlord from time to time deems advisable and if requested by Tenant, Landlord shall provide evidence of such insurance to Tenant.

Waiver of Subrogation: To the extent permitted under insurance policies held by Landlord and Tenant, Landlord (on behalf of itself and on behalf of anyone claiming under or through it by way of subrogation or otherwise) hereby waives any rights including rights of subrogation, and Tenant (on behalf of itself and on behalf of anyone claiming under or through it by way of subrogation or otherwise) hereby waives any rights, including rights of subrogation, and causes of action each may have against the other for any liability arising out of any loss or damage occasioned to Landlord or Tenant, as the case may be, with regard to their respective property, the Leased Premises, its contents or portions of the Building, arising from any risk generally covered by the All Risk or other insurance Landlord and Tenant are required to carry and maintain hereunder. This release and waiver shall be complete and total even if such loss or damage may have been caused by the negligence of the other party or such party’s agents or invitees and shall not be affected or limited by the amount of insurance proceeds available to the waiving party, regardless of the reason for such deficiency in proceeds. Landlord and Tenant each covenant that its insurance policies will contain waiver of subrogation endorsements.

18.	Liens:
a.	No Liens: Tenant shall not permit any mechanic’s or other statutory or common law lien (collectively referred to as “Lien”) to be filed against the Property or against Tenant’s leasehold interest in the Leased Premises by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant or anyone holding the Leased Premises though or under Tenant. If any such Lien shall be filed against the Property, Tenant shall, within thirty (30) days after notice of the filing thereof, cause it to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise.
b.	Interests of Landlord are not Subject to Liens: Pursuant to Florida Statutes 713.10, the interests of the Landlord in the Property shall not be subject to liens for improvements made by the Tenant. The Tenant shall notify any contractor making any improvements of this provision.
c.	Liens on Property of Tenant: Within thirty (30) days of bringing an item of personal property onto the Leased Premises, the Tenant shall provide the Landlord with written Notice if such property was subject to a lien prior to bringing it onto the Leased Premises.

Commercial Lease – Page 15 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

19.	Nonliability of Landlord:
a.	Present Landlord Only: In the event of any sale or transfer of the Leased Premises by the Landlord, including any transfer by operation of law, the Landlord and in case of any subsequent transfers or conveyances the then transferor or grantor, shall be automatically freed and relieved from Landlord’s liability and obligations hereunder to the extent such obligations accrue from and after the date of such transfer or conveyance; provided, however, such purchaser, transferee, or assignee agrees, in writing, to assume all of the Landlord’s unaccrued liabilities and obligations hereunder and to perform such unaccrued liabilities and obligations.
b.	Successors and Assigns: The Provisions of this Lease shall be binding on Landlord, and its successors and assigns. From and after the sale of the Property the Landlord has no liability under the Provisions of this Lease to the extent such liability accrues from and after the date of such transfer or conveyance.
c.	Limitations on Liability: Except as otherwise expressly provided herein, neither Landlord nor any of its managers, officers, directors, agents, trustees, or employees shall in any manner, or to any extent, be liable to Tenant or any other person or entity:
i.	For any loss, damage or injury to person or property caused by stoppage, failure, malfunction or other defect of or in utilities, or any other aspect or facility of the Property, including but not limited to leakage, overflow or backing up of or from the roof or plumbing, heating, air conditioning, gas lines, water mains, sewers or other drainage facilities.
ii.	For loss, damage or injury to person or property resulting from accidents, explosions, leaks or other causes attributable to Tenant’s use of the Property or arising in or about the Property.
iii.	For injury or death to any person, loss, damage, or injury to any property occasioned by or through the acts or omissions of persons or entities other than the Landlord, and the Landlord shall be liable for such loss, damage, injury or death to person or property only if it results from the gross negligence or wilful misconduct of the Landlord.
iv.	For injury or death to any person, loss, damage, or injury to any property as a result of the forces of nature.
v.	For damage, theft, or destruction of or to the fixtures and personal property of Tenant or others in and about the Property, regardless of the cause of such damage. All property kept or stored on the Leased Premises is so kept or stored at the risk of Tenant.

Notwithstanding any provisions of this Lease to the contrary, no release or indemnification or agreement by Tenant to hold Landlord or any other party harmless from loss, costs, damages or liabilities shall indemnify or hold harmless Landlord or any other party against any loss, costs, damages or liabilities caused by or resulting from the gross negligence or wilful misconduct act of Landlord or its employees, agents, contractors, invitees or licensees, nor shall any waiver of Tenant's rights or any release of Landlord contained in this Lease be deemed to release Landlord from responsibility for any such gross negligence or wilful misconduct.

Commercial Lease – Page 16 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

20.	Limitation on Recovery against Landlord: If Landlord shall fail to perform according to the Provisions of this Lease and Tenant shall recover a money judgment against Landlord thereby, the judgment shall be satisfied only out of the Property, the proceeds of sale received upon execution of the judgment and levied against the interest of Landlord in the Property, any insurance proceeds available with respect to the Property, or out of the consideration received by Landlord from the sale or other disposition of all or any part or Landlord’s interest in the Property, and Landlord shall not be liable for any deficiency. No other property or assets of the Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies herein, or for the Tenant’s collection of any debt, claim, judgment or other judicial process requiring the payment of money by the Landlord to the Tenant.

21.	Landlord’s Right to Assign, etc.: The Landlord has the unlimited right to assign, mortgage, convey, hypothecate, transfer, and sell its right, title and interest in this Lease and in the Property, subject to the Provisions of this Lease. The term “Landlord” shall refer only to the person or entity holding the rights of the Landlord under this Lease at any given time, and shall not necessarily refer to the actual person or entity named in the Specific Lease Provisions.

22.	Indemnification: Subject to the provisions of Section 17 hereof and Section 40 hereof, Tenant shall pay, protect, indemnify, save and hold harmless Landlord from and against any and all liabilities, losses, damages, penalties, costs, causes of action, suits, claims, demands, or judgments of any nature whatsoever, arising from: the violation of any law, statute, rule, regulation, or ordinance by the Tenant or the Tenant’s officers, directors, agents or employees; any matter pertaining to the use, non-use, occupancy, operation, maintenance or repair of the Property by the Tenant; any casualty, injury, death, or damage in any manner arising from or related to the Property and arising from the Tenant’s use thereof; any violation by Tenant of the Americans with Disabilities Act, Title III of the ADA 42 USC §12181, et. seq., and all regulations issued thereupon, with respect to the Leased Premises (but only to the extent not the Landlord’s obligation hereunder); and any breach by Tenant of any of the Provisions of this Lease. In case of any action or proceeding against Landlord, Tenant shall upon Notice from Landlord resist or defend such action or proceeding by counsel reasonably satisfactory to Landlord, and Landlord will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant. The obligations of Tenant under this part of the Lease entitled “Indemnification” shall survive the end of the term of this Lease.

23.	Subordination: This Lease and all rights of Tenant are, and shall be, subject and subordinate to any and all mortgages which are presently, or may hereafter, be placed on the Property by the Landlord, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, such subordination is conditioned upon Tenant’s right to quiet possession of the Leased Premises not being disturbed so long as Tenant is not in default hereunder beyond any applicable notice and cure period. Tenant covenants and agrees that this Lease shall not be a lien against the Property with respect to any mortgage that is presently or may hereafter be placed on the Property, subject to the terms provided herein. Tenant agrees to execute within ten (10) business days of demand therefor any instruments, without cost, which may be deemed necessary or desirable by Landlord, to further effect the subordination of this Lease to any such mortgage or mortgages, subject to the terms provided herein. Upon request by the holder of any mortgage, the Tenant shall execute and record such documents as may be required to subordinate any mortgage to this Lease, subject to the terms provided herein.

Commercial Lease – Page 17 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

24.	Right of Landlord to Perform for Tenant: The Landlord shall have the right, but not the duty, to discharge any of the Tenant’s obligations under the Provisions of this Lease which the Tenant fails or refuses to timely discharge after expiration of all notice and cure periods and the cost thereof shall be Additional Rent. This remedy is in addition to such other remedies Landlord has under this Lease.

25.	Right of Entry: Landlord has the right but not the obligation to enter into and upon the Property, and to conduct any tests deemed necessary by the Landlord, during normal business hours after reasonable prior notice to Tenant, for the purpose of examining the Property or making repairs or alterations therein as may be necessary for the safety and preservation of the Property, or to determine whether Tenant is in compliance with the Provisions of this Lease. The Tenant shall provide the Landlord any information regarding the use of the Property (including but not limited to all information regarding Environmental Violations and Hazardous Substances) reasonably requested by Landlord to the extent in Tenant’s possession. The Landlord has the right but not the obligation to enter the Leased Premises at any time in the event of an emergency. No entry by the Landlord shall be deemed to be a constructive or actual eviction and there shall be no abatement of Basic Annual Rent or Additional Rent by reason of any such entry or work in the Property by the Landlord.

26.	Surrender of Leased Premises: At the end of the term of this Lease, Tenant shall leave the Leased Premises in as clean and as good condition as at the Commencement Date, reasonable wear and tear and excepted, and casualty for which Tenant is responsible and for which Landlord receives insurance proceeds excepted. Tenant shall remove all of Tenant’s personal property from the Leased Premises. If Tenant leaves any property in or about the Leased Premises, Landlord may without Notice to Tenant either a) dispose of it and charge Tenant the reasonable cost of disposal; or b) keep such property as abandoned property without any liability whatsoever to the Tenant. The Tenant hereby waived all rights which may be provided under Florida Statutes for the treatment of abandon property.

27.	Signs: Tenant shall not display any sign, picture, advertisement, awning, merchandise or notice on any part of the Property except as shall conform to rules and regulations specified by Landlord. If Tenant shall fail to comply with the provisions of this paragraph, Landlord has the right, in addition to all other remedies granted to Landlord herein, to cause the immediate removal of such things at the reasonable cost of Tenant, which cost shall be Additional Rent.

28.	WAIVER OF JURY TRIAL: LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE LEASED PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

Commercial Lease – Page 18 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

29.	Compliance with ail Laws, etc.: Tenant shall comply with, and shall at its expense cause the Leased Premises to comply with, in all material respects the provisions of all recorded covenants, conditions and restrictions in any way touching or affecting the Property including but not limited to all building, zoning, fire and other governmental laws, statutes, ordinances, and regulations (including any amendments thereto after the execution of this Lease) applicable to the Property. Tenant has not relied upon the representations, if any, of the Landlord in entering into this Lease, except as expressly set forth in this Lease.

30.	Compliance with ADA: The Tenant has examined the Leased Premises and is familiar with the requirements of Title III of ADA, 42 USC §12181 et. seq., the regulations pertaining to it including those found at 28 CFR Part 36, and the ADA Title III Technical Assistance Manual issued by the United States Department of Justice (collectively the “ADA”), and Landlord hereby warrants and represents to the Tenant that the Leased Premises both at the time of the execution of this Lease and after the completion of the Tenant Improvements by Landlord is or will be in compliance with the ADA. Any alterations or additions to the Tenant Improvements required as a result of the ADA shall be made by Landlord at the Landlord’s sole cost and expense, and any other alterations or additions to be made to the Leased Premises as a result of the ADA (exclusive of the Tenant Improvements) shall be made by Tenant, but only with the approval of the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and at the sole cost and expense of the Tenant.

31.	Changes by Landlord: Nothing herein shall be construed to be a guaranty of continuance of light or air over or into the Property or any property adjoining the Property, or a guaranty to preserve any view from any part of the Property, or a guaranty that access to and from the Property will remain as it is at the Commencement Date, or a guaranty that the Property will be in any given condition at any time during the term of this Lease. The Landlord reserves the absolute right to change any part of the Building or surrounding areas in any manner deemed acceptable to Landlord. Subject to force majeure and events outside the reasonable control of Landlord, Landlord shall use commercially reasonable efforts to provide Tenant commercially reasonable access to the Leased Premises twenty- four (24) hours, seven (7) days a week. The Landlord has the option to relocate the Tenant to any other space in the Building which is of comparable size to that of the Leased Premises by providing at least ninety (90) days’ notice to Tenant, and Landlord shall pay for all reasonable and documented expenses incurred by Tenant in connection with said relocation. Landlord shall also make all tenant improvements in the new space, at Landlord’s cost and expense, which tenant improvements shall be similar to the tenant improvements approved by Tenant in the original Leased Premises. In the event the Landlord exercises the foregoing option, the Tenant shall surrender, upon the date the new premises are provided to Tenant by Landlord with the completed tenant improvements, the Leased Premises in the condition otherwise required at the end of the term of this Lease; and thereafter the Leased Premises shall refer to the space to which the Tenant is relocated. If the space to which the Leased Premises is relocated is larger than the original Leased Premises, there shall be no increase in the numerator of the fraction used in the calculation of the Tenant’s prorated share of Operating Expenses.

Commercial Lease – Page 19 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

32.	Damage to the Property: If the Property is damaged by fire or other casualty, this Lease shall remain in effect if the Landlord determines that it is in its best interests to restore the Property, and in such event the Landlord shall substantially restore the Property to its condition immediately preceding the damage. The Basic Annual Rent shall be abated for so much of the Leased Premises as may be untenable during the period of repair and restoration. The Landlord has the option to end the term of this Lease at a date stated in written Notice to the Tenant if in the reasonable judgment of the Landlord the Property cannot be restored with the available insurance proceeds, or if in the reasonable judgment of the Landlord it is not financially beneficial to the Landlord to restore the Property. Landlord’s only obligation to repair or restore hereunder shall be limited to a basic Building and the replacement of any interior work which may have originally been installed at Landlord's cost. Notwithstanding anything to the contrary contained herein, in the event the Leased Premises is damaged by either casualty or condemnation to the extent that the degree of Tenant’s use of the Leased Premises is reduced by twenty five percent (25%) or more, Tenant shall have the right to change the End Date of this Lease by written notice to Landlord to a date that is no more than 10 days after the date of the notice. If Tenant elects not to so change the End Date of this Lease and Landlord determines that it is commercially reasonable for Landlord to restore such damage to the Leased Premises, then Landlord shall promptly repair and restore the Leased Premises (including the Tenant Improvements) at Landlord’s expense to at least as good a condition as existed prior to such damage, and the monthly rental hereunder shall be equitably reduced based on both the square footage and the degree of use lost to Tenant by such reduction in size of the Leased Premises.

33.	Condemnation and Eminent Domain:
a.	Taking: If in the reasonable opinion of the Landlord a portion of the Property, materially affecting Tenant’s use thereof, shall be acquired or condemned by right of eminent domain or otherwise for any public or quasi-public use or purpose (herein collectively “Condemnation”), then Landlord, as its election, may end the term of this Lease by giving Notice of same to Tenant of its election.
b.	Damages: Landlord reserves to itself, and Tenant irrevocably assigns to Landlord, all rights to damages accruing on account of any Condemnation for which damages are payable. Notwithstanding the foregoing, Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) trade fixtures installed by Tenant at its own cost and expense and which are not part of the realty, (ii) any claim for moving expenses incurred by Tenant, (iii) Tenant’s loss of business income or (iv) any other separate award Tenant may be permitted under applicable law.

34.	Defaults: The following are defaults under this Lease:
a.	Failure to Pay: If Tenant fails to timely pay any amount due under the Provisions of this Lease, and such failure is not cured within five (5) business days after written notice by Landlord;
b.	Failure to Perform: If Tenant shall fail to timely perform any of the Tenant’s obligations under the Provisions of this Lease, where such failure shall continue for a period of 10 days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's non-performance is such that more than 10 days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 10 day period and thereafter diligently pursues such cure to completion;

Commercial Lease – Page 20 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

c.	Failure to Adhere to Prohibition: If Tenant shall fail to abide by any of the prohibitions or restrictions in the Provisions of this Lease, where such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's non-performance is such that more than 30 days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently pursues such cure to completion;
d.	Execution, etc.: If any person or entity shall levy upon, take, or attempt to take the Tenant’s leasehold interest or any part thereof upon execution, attachment or other process of law which is not dismissed within thirty (30) days or if Tenant shall make a general assignment for the benefit of its creditors or if a proceeding is filed against Tenant seeking any such relief;
e.	Intentionally Omitted;
f.	Succession: If this Lease or any interest therein shall by operation of law devolve upon or pass to any person or entity other than Tenant in violation of the terms of this Lease;
g.	Trustee: If a trustee, receiver or liquidator shall be appointed for Tenant or a substantial part of its property and is not removed within ninety (90) days after such appointment; or
h.	Encumbrance: If Tenant shall mortgage or otherwise encumber its leasehold interest without written consent of Landlord.

35.	Landlord’s Remedies in Case of Default: All of the rights and remedies of the Landlord set forth in this part of the Lease entitled “Landlord’s Remedies in Case of Default” shall survive the end of the term of this Lease. If the Tenant defaults, the Landlord may end the term of this Lease and Tenant will thereupon surrender the Leased Premises to the Landlord. In addition to the right to end the term of this Lease, the Landlord is also entitled to one or more or all of the following remedies and rights upon default by the Tenant:
a.	All Rights and Remedies Available: The Landlord may pursue all rights and remedies afforded under the Law of the State of Florida;
b.	Take Possession: The Landlord may immediately, or at any time thereafter, re-enter and resume possession of the Leased Premises and remove all persons and property therefrom either by summary dispossession proceedings, or by force or otherwise, without being liable for any damages therefor. No re-entry by the Landlord shall be deemed an acceptance of surrender of this Lease;
c.	Relet: The Landlord may relet the whole or any part of the Leased Premises for a period equal to, or greater, or less than the remainder of the then term of this Lease, at such rental and upon such terms and concessions as the Landlord shall deem reasonable, to any person which it may deem suitable and satisfactory and for any use and purpose which it may deem appropriate. In no event shall the Landlord be liable in any respect for failure to relet the Leased Premises, or in the event of such reletting, for failure to collect the rent thereunder. Any sums or other consideration received by the Landlord on a reletting in excess of the Basic Annual Rent and Additional Rent provided for in this Lease shall belong to the Landlord.

Commercial Lease – Page 21 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

d.	Recovery: If the term of this Lease is ended as a result of default by the Tenant, whether or not the Leased Premises shall be relet, Tenant shall pay to the Landlord upon demand the following amounts:
i.	Expenses: All reasonable expenses, including reasonable attorney’s fees, incurred by the Landlord in recovering possession of the Leased Premises;
ii.	Care of Leased Premises: All reasonable costs for the care of the Leased Premises while vacant;
iii.	Reletting: All reasonable expenses incurred by the Landlord in connection with the reletting or attempted reletting of the Leased Premises or any part thereof, including broker’s commissions, advertising expenses, and the reasonable cost of repairing, renovating or remodeling the Leased Premises;
iv.	Rent: All Basic Annual Rent and Additional Rent, and other charges required to be paid by the Tenant under this Lease, less the rent, if any, collected by the Landlord on reletting the Leased Premises which amount shall be due and payable by the Tenant to the Landlord on the dates on which such Basic Annual Rent and Additional Rent and other charges would have become due and payable had the term of this Lease not been ended.
e.	Separate Suits: Separate actions may be instituted by the Landlord against the Tenant from time to time for the recovery of damages then accrued, and the Landlord need not wait until the end of the term of this Lease to file such action(s). Neither the institution of suit nor the entering of a judgment therein shall bar the Landlord from bringing a subsequent suit. Forbearance on the part of the Landlord in the institution of any suit or entry of a judgment shall in no way serve rights it may have to claim a merger of such subsequent action by Landlord. The Tenant hereby waives any rights it may have to claim a merger of such subsequent action in any previous suit or in the judgment entered therein. Claims for Basic Annual Rent and Additional Rent may be regarded by the Landlord, if it so elects, as separate claims capable of being assigned.
f.	Landlord’s Option: Subject to the Tenant’s right of termination set forth in the Addendum and only upon the issuance of a judgment in favor of Landlord for Tenant’s default hereunder entitling the Landlord to the remedy set forth in this subparagraph (f), the Landlord, at its election, which shall be exercised by the service of a written Notice of the Tenant at any time, may collect from the Tenant and the Tenant shall pay in lieu of the sums otherwise becoming due under the Provisions of this Lease after the service of such Notice, an amount equal to the total of the Basic Annual Rent and Additional Rent due under this Lease to the End Date, using the then current amount of the Tenant’s Proportionate Share of the Excess over Base Taxes, assuming that the CPi will increase at the rate of 5% per year, and discounting to present value at a rate of 6%. The Tenant shall be obligated to pay the foregoing amount, together with the other costs and expenses incurred by the Landlord as a result of the default by the Tenant.
g.	Limited Obligation To Mitigate Damages. Landlord shall use commercially reasonable efforts to mitigate its damages.

Commercial Lease – Page 22 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

36.	Additional Remedy of Landlord: Notwithstanding any other part of this Lease, if Tenant shall fail to timely make any payment due under the Provisions of this Lease after expiration of the notice and cure period, or if Tenant shall otherwise fail to timely perform under the Provisions of this Lease after expiration of the notice and cure period, then without demand, and without ending the term of this Lease, Landlord may institute an action or actions against the Tenant from time to time to recover any of the aforesaid sums, or to compel performance, which prior to the final judgment in any such action, suit or proceeding shall then have become due or payable. Neither the institution of such actions nor entering of judgment therein shall end the term of this Lease, nor shall it bar the Landlord from bringing subsequent actions.

37.	Landlord’s Right to Injunctive and Other Relief: In the event of a breach or threatened breach by Tenant of any of the Provisions of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in event of Landlord obtaining possession of Leased Premises, by reason of default by Tenant under this Lease, or otherwise.

38.	Intentionally Omitted.

39.	Interest on Unpaid Amounts: All amounts due under this Lease which are not timely paid shall bear interest at the maximum lawful rate, or eighteen percent per annum, whichever is less, from the time when the amount became due until the amount is paid.

40.	Landlord’s Default and Remedies: Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Tenant's remedies shall include all rights and remedies available at law and in equity.

Notwithstanding anything to the contrary contained herein, Tenant and Landlord each hereby waive any right to recover consequential damages (including, but not limited to, lost profits) or punitive damages.

41.	Miscellaneous:
a.	Rules and Regulations: Tenant shall comply in all material respects with the Rules and Regulations issued from time to time by the Landlord regarding the Property. The failure to comply with such Rules and Regulations constitutes a default under this Lease, subject to the notice and cure periods provided in Section 34 hereof. A copy of the present Rules and Regulations has been received by the Tenant. The Landlord has the absolute right to change the Rules and Regulations as often as the Landlord deems necessary provided (i) Landlord has provided Tenant with written notice of such changes to the rules and regulations, (ii) such rules and regulations are applied to all tenants at the Property in a non-discriminatory fashion, (iii) such rules and regulations do not adversely affect Tenant’s hours of operation, or otherwise materially and adversely affect the operation of Tenant’s business, and (iv) in the event the terms and conditions of this Lease are in conflict with such rules and regulations, the terms and conditions of this Lease shall prevail.

Commercial Lease – Page 23 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

b.	All Defaults are Material and Significant: Tenant and Landlord are each bound to perform according to the Provisions of this Lease, and the failure to do so shall in each instance constitute a material breach of this Lease by such party.
c.	Non-Waiver: The failure of either party to insist upon a strict performance by the other of any party’s obligations under the Provisions of this Lease, or a party’s failure to exercise any option herein contained, is not a waiver or a relinquishment for the future of any such option or obligation. The receipt by Landlord of Basic Annual Rent or Additional Rent, with the knowledge of Tenant’s default, shall not be deemed a waiver of such default. No waiver by the Landlord or Tenant of any Provisions of this Lease shall have been made unless expressly in writing and signed by the applicable party.
d.	Attorney’s Fees: The prevailing party in any litigation arising out of or related to this Lease in entitled to the recovery of its reasonable attorney’s fees and costs incurred in such litigation, including but not limited to any expert witness fees. Litigation shall include trial and any appeals. Tenant shall pay as Additional Rent any reasonable attorney’s fees incurred by Landlord as a result of any default by Tenant, whether or not suit is brought.
e.	Severability: The Provisions of this Lease are severable. If any part of this Lease is adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other part of this Lease, and the remainder of this Lease shall remain in full force and effect.
f.	Entire Agreement: The entire agreement of the parties with respect to the subject matter hereof is set forth in this Lease. Neither party is relying upon any oral agreements, warranties, nor representations not set forth specifically in this Lease. This Lease may be terminated or amended only by an agreement in writing signed by Tenant and Landlord, however the End Date of this Lease may be changed without requiring the signature of both Landlord and Tenant, if the change of the End Date takes place in strict compliance with a provision of this Lease which specifically grants the right to change the End Date..
g.	Captions: The captions contained in this Lease are included for convenience only and shall not limit or affect the construction or interpretation of this Lease.
h.	Recording: The Landlord has the right to record a short form of this Lease and the Tenant agrees to execute a short form setting forth such provisions hereof as the Landlord deems necessary within five (5) business days of request therefor. The Tenant shall not under any circumstances record any portion of this Lease.
i.	Brokers: Tenant represents and warrants to the Landlord that no broker or agent, other than Paul Adams and Michael Arons (collectively, the “Brokers”) negotiated or was instrumental in negotiation or consummation of this Lease. Any commission due the Brokers shall be paid by the Landlord. Tenant agrees to indemnify Landlord against any other loss, expense, cost or liability incurred as a result of a claim by any other broker or finder claiming through Tenant and this indemnification shall survive the end of the term of this Lease. Landlord agrees to indemnify Tenant against any liability to the Brokers and this indemnification shall survive the end of the term of this Lease.
j.	Corporate Authority: The persons signing this Lease each hereby represent and warrant that i) the execution, delivery and performance of the Provisions of this Lease have been duly and effectively authorized by the Landlord and Tenant, and ii) the Provisions of this Lease are binding between Landlord and Tenant upon the execution of this Lease.

Commercial Lease – Page 24 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

k.	Estoppel Certificate: Within ten (10) business days after request therefor by Landlord, Tenant shall deliver, in recordable form, a certificate to any proposed mortgagee or purchaser, or to Landlord, together with a true and correct copy of this Lease, certifying such facts as shall be reasonably requested. Tenant’s failure to timely deliver the above described certificate shall constitute Tenant’s agreement that all matters set forth in such certificate are true as stated therein.
l.	Accord and Satisfaction: No receipt and retention by Landlord of any payment tendered by Tenant in connection with this Lease will give rise to or support or constitute an accord and satisfaction, notwithstanding any accompanying statement, instruction or other assertion to the contrary (whether by notation on a check or in a transmittal letter or otherwise), unless Landlord expressly agrees to an accord and satisfaction in a separate writing duly executed by the Landlord.
m.	Successors: This Lease is binding on Landlord and Tenant and upon their respective permitted successors or assigns.
n.	Law: This Lease shall be construed and enforced only in accordance with the laws of the State of Florida. Venue for any litigation hereunder shall be in the county in which the Property is located.
o.	Radon Gas Notification: In accordance with the requirements of Florida Statutes, the following notice is hereby given: RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in Buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

(Signatures begin on the following page)

Commercial Lease – Page 25 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

IN WITNESS WHEREOF, the Landlord and the Tenant have hereunto executed this Lease as of the day and year first above written. Individuals signing on behalf of a principal, warrant that they have the authority to bind their principals. This Lease shall be binding upon the undersigned, and the successors, heirs, executors and administrator of the undersigned. Each party has participated fully in the negotiation and preparation of this Lease, with full benefit of counsel. Accordingly, this Lease shall not be more strictly construed against either party.

Landlord:		Tenant:

Wellington Land Development, LLC		CIG Wireless Corp.

/s/ Guy Mancini		/s/ Paul McGinn
Signature		Signature

As managing member		Title:	CEO

Date:	5-30-14	Date:	5/30/14

Witnesses:		Witnesses:

1		1

2		2

Commercial Lease – Page 26 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

EXHIBIT A

LEASE CONFIRMATION

The following is hereby confirmed regarding that certain Commercial Lease dated _______, 2014, between Wellington Land Development, LLC, as Landlord, and CIG Wireless Corp., as Tenant, for the Leased Premises known as 11120 S. Crown Way, Suite 1, Wellington, FL 33414.

A. Rental Charges

	Annual	Monthly	Sq. Ft.

Base Rent - Year One	$52,800.00	$4,400.00	$10.00
Estimated Operati0ng Exp.	$17,688.00	$1,474.00	$3.35
Sales Tax	$4,229.28	$352.44
TOTAL RENT	$74,717.28	$6,226.44

B. Amount Due at Signing

Security Deposit	$6,226.44
First Month’s Rent July 2014	$6,226.44
Free Rent August 2014
Free Rent September 2014
Last Month’s Rent	$6,226.44
Total Due at Signing	$18,679.32

C. CPI Base Month:	April 2014	CPI Increase: Min. 2% / Max. 5%

D. Commencement Date:	7/1/2014

E. End Date:	7/31/2019

F. Number of rentable square feet in Leased Premises:	5,280

G. Number of rentable square feet In Building	35,362

Acknowledged and agreed to:

CIG Wireless Corp.

/s/ Paul McGinn
Signature

Paul McGinn
Print

5/30/14
Date

Commercial Lease – Page 27 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

EXHIBIT B

FINAL PLANS

Commercial Lease – Page 28 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

GENERAL OFFICE #1
GENERAL OFFICE #2
COMMON STORAGE AREA
EXTERIOR
CONFERENCE
LOUNGE

FLOOR PLAN/POWER PLAN - DEMOLITION

REFLECTED CEILING/LIGHTING PLAN - DEMOLITION

PROJECT DATA AT THE TENANT

PROJECT LOCATION MAP

NO SCALE

MAY 23, 2014

INTERIOR IMPROVEMENTS FOR:

C.I.G. WIRELESS CORPOPRATION

COMMERCE PARK EAST AT WELLINGTON
11180 SOUTH CROWN WAY - SUITES 1 & 2
WELLINGTON FLORIDA

KUOPPALA & ASSOCIATES, P.A.

ROBERT E. KUOPPALA

ARCHITECTS

WEST PALM BEACH, FLORIDA 33415

REVISIONS | BY

MAY 23, 2014

AS NOTED

1

FLOOR PLAN/POWER PLAN - REMODEL
REFLECTED CEILING/LIGHTING PLAN - REMODEL
PARTITION ELEVATIONS
WINDOW ELEVATION
PARTIAL ENLARGED PLAN AT LOUNGE
LOUNGE
LOUNGE - EAST ELEVATION
LIGHT FIXTURE SCHEDULE
MARK
DESCRIPTION
DOOR SCHEDULE
FIRE ALARM LEGEND
REVISIONS
BY
KUOPPALA & ASSOCIATES, P.A.
ROBERT E. KUOPPALA
ARCHITECTS
INTERIOR IMPROVEMENTS FOR:
C.I.G. WIRELESS CORPOPRATION
COMMERCE PARK EAST AT WELLINGTON
11120 SOUTH CROWN WAY - SUITES 1 & 6
WELLINGTON, FLORIDA
MAY 23, 2014
AS NOTED
2
MAY 23, 2014

AIR CONDITIONING PLAN - DEMOLITION

AIR CONDITIONING PLAN - REMODEL

[illegible]

OUTDOOR AIR CALCULATION								
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
	[illegible]							[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
	[illegible]							[illegible]

[illegible]

MAY 23, 2004

INTERIOR IMPROVEMENTS FOR:

C.I.G. WIRELESS CORPORATION

COMMERCE PARK EAST AT WELLINGTON
11120 SOUTH CROWN WAY - SUITES 1 & 8
WELLINGTON FLORIDA

KUOPPALA & ASSOCIATES, P.A.
ROBERT E. KUOPPALA
ARCHITECTS

MAY 23, 2004
AS NOTED

3

EXHIBIT C

RULES AND REGULATIONS

PARKING:

Limited parking spaces are located at the front of the building. Tenant and employees should park in spaces located at the rear of the building. Tenant and employees of one business should not park directly in front of their neighbor’s establishment. Tenant is responsible for seeing that all employees, customers, clients and visitors comply with the parking rules. Parking or storage of any vehicle not used in the daily operation of your business is prohibited. Parking of vehicles not registered or operational is prohibited. Parking spaces at the rear of the building are not for storing materials. Please store materials inside your warehouse. Disproportionate use of parking spaces may result in Landlord requiring Tenant to secure additional parking off site.

SIGNAGE:

3500, 3460, 3420, 3400, 3380, 3340 & 3020 Fairlane Farms Road - Each Tenant shall be entitled to one sign per occupied bay. The sign shall be pre-cut vinyl letters mounted on the outside of the glass. The sign shall be located in the upper half of the front door to the bay. The Tenant’s sign shall cover an area not greater than one foot by two feet. The sign can be up to two colors, one of which must be white. Company Logos are allowable by the combination of lettering and logo cannot cover an area greater than that stated above. Any style lettering is acceptable.

11101 S. Crown Way - All Tenants of the 11101 Building must comply with the 11101 Master Sign Plan - see attached.

11120 S. Crown Way - All Tenants of the 11120 Building must comply with the 11101 Master Sign Plan (see attached), except for sign size. Maximum size at the 11120 Building is 20’x3’ or 10’x2’6”, depending on bay size.

3281 and 3161 Fairlane Farms Road - All Tenants must comply with the Master Sign Plan.

All exterior signage requires prior approval of the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. All signage must comply with the Village of Wellington ordinances. Any exterior signage installed without Landlord’s approval will be removed at Tenant’s expense.

DUMPSTERS:

Dumpsters are provided for office generated waste only. Items left outside the dumpster will not be picked up. Cardboard boxes should be broken down and placed in the cardboard recycle dumpster. Construction debris is NOT permitted in the dumpsters.

Commercial Lease – Page 29 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

EXHIBIT C (cont’d)

RULES AND REGULATIONS

SECURITY/CAMERAS/BURGLAR ALARM: Tenant, at its own expense, may install security cameras and burglar alarms at the Leased Premises. Landlord shall not be liable for acts of omissions by providers of security, and for any failure to provide security.

MISCELLANEOUS:

•	Animals - No dogs or other animals, other than Seeing Eye Dogs, shall be permitted in the building, on or about the common areas, or in the leased premises.

Acknowledged and agreed to:

CIG Wireless Corp.

/s/ Paul McGinn
Signature

Paul McGinn
Typed/ Printed Name

5/30/14
Date

Commercial Lease – Page 30 Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

ADDENDUM

This ADDENDUM (this “ADDENDUM”) is attached to and made part of that certain COMMERCIAL LEASE (the “Lease”) dated 5/30, 2014, between Wellington Land Development, LLC, as landlord (the Landlord”), and CIG Wireless Corp., as tenant (the “Tenant”), for the Leased Premises known as 11120 S. Crown Way, Suite 1, Wellington, FL 33414.

The Lease binds all parties and is in full force according to its terms, except as modified herein. All capitalized terms not otherwise defined herein shall have the same meaning ascribed thereto in the Lease.

1.	Leasehold Improvements: Landlord shall, subject to the provisions of this Addendum, construct and install within the Leased Premises the tenant improvements (collectively, the “Tenant Improvements") as shown and generally described on Schedule A attached hereto and made a part hereof (the “Space Plan”) as such Tenant Improvements are more particularly described on Schedule A-1 attached hereto and made a part hereof in accordance with all applicable laws, ordinances, rules and regulations. The Tenant improvements shall be completed by Landlord, at Landlord’s sole cost and expense, using Landlord’s standard materials and methods, which shall be subject to Tenant’s reasonable approval. Landlord, at Landlord’s cost, shall obtain architectural plans for the Leased Premises and the Tenant Improvements, which plans shall be mutually agreed upon by both Landlord and Tenant. Tenant and Landlord agree to work in good-faith to mutually agree upon the architectural plans. Once approved by Landlord and Tenant, the architectural plans, as so approved by Landlord and Tenant (collectively, the “Final Plans”), may only be modified with Landlord’s and Tenant’s written approval, and Tenant shall be liable for any additional costs incurred in connection with such changes if such changes are requested by Tenant. All change orders generated by Tenant shall be paid by Tenant at actual cost plus 10%. If the Final Plans fail to specify certain aspects of the Tenant Improvements, or if the field conditions are such that cost savings can be achieved or the project can be completed more quickly by minor deviations from the Final Plans, then Tenant agrees to such minor deviations as Landlord reasonably determines to be beneficial, and the Final Plans shall be deemed to include such minor deviations. Unless Landlord and Tenant agree in writing that a particular measurement or dimension in the Tenant Improvements must be precisely adhered to, Tenant agrees to accept the Tenant Improvements with such measurements and dimensions as shall be constructed, and the Final Plans shall be deemed to specify the “as built” measurements and dimensions. As of the execution of this Addendum there is no agreement that a particular measurement or dimension in the Tenant Improvements must be precisely adhered to.

ADDENDUM - Page 1 Commercial Lease Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

Landlord, at Landlord’s cost and expense, agrees to obtain all necessary governmental approvals and permits (collectively, the “Approvals and Permits”) to construct and install the Tenant Improvements in the Leased Premises in accordance with the Final Plans and in accordance with all applicable laws, ordinances, rules and regulations. Landlord shall use commercially reasonable efforts to construct the Tenant Improvements in such a manner as to reduce disruption of Tenant’s normal conduct of business within that portion of the Leased Premises which is occupied by Tenant as of the Commencement Date of the Lease, however Tenant realizes construction of the Tenant Improvements will take place during normal business hours and there will be noise, vibration, odors and dust from the construction. Notwithstanding the foregoing, Landlord agrees to construct a temporary wall between the area occupied by Tenant and the area in which the Tenant Improvements are taking place. The purpose of the temporary wall is to minimize noise, odors and dust in the portion of the Leased Premises occupied by Tenant. Landlord shall achieve Substantial Completion of the Tenant Improvements, in accordance with the Final Plans, ready for use and occupancy by Tenant, and obtain a certificate of completion or a temporary certificate of occupancy, as applicable, from the appropriate governmental authority as soon as commercially reasonable after the execution of the Lease. “Substantial Completion” of the Tenant Improvements shall mean the completion of the Tenant Improvements in accordance with the Final Plans, ready for use and occupancy by Tenant, with the issuance of a certificate of completion or a temporary certificate of occupancy, as applicable, from the appropriate governmental authority with the exception of minor punch list items, the incompletion of which shall not unreasonably interfere with normal use and occupancy of the Leased Premises by Tenant (the date of Substantial Completion of the Tenant Improvements being herein referred to as the “Actual Delivery Date”). Such minor punch list items are hereinafter collectively referred to as the “Punch List Items” which shall be identified in writing by Landlord and Tenant within ten (10) days after Substantial Completion of the Tenant Improvements. Landlord shall complete all Punch List Items within thirty (30) days following Landlord’s and Tenant’s agreement to the Punch List Items.

ADDENDUM - Page 2 Commercial Lease Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

2.	Early Termination: Tenant has the option to change the End Date of the Lease to a date to be specified by Tenant if and only if: (a) Tenant is not in default at the time Tenant elects to change the End Date of the Lease; (b) The End Date specified by Tenant under this provision of the Addendum is between June 30, 2017 and July 31, 2019; (c) At least 90 days before the End Date specified by Tenant under this provision of the Addendum Landlord receives from Tenant written notice (herein “NOTICE OF EXERCISE OF TENANT’S OPTION TO CHANGE END DATE") of Tenant’s exercise of the option to change the End Date; and (d) Accompanying the NOTICE OF EXERCISE OF TENANT’S OPTION TO CHANGE END DATE is a payment of $25,000.00 (herein the “OPTION PAYMENT”) from Tenant to Landlord. If and only if all the foregoing are satisfied, then the End Date of the Lease shall be changed to the date specified by Tenant, and no Basic Annual Rent or Additional Rent shall be due for periods after the changed End Date. The OPTION PAYMENT is due if and only if the Tenant exercises Tenant’s option to change the End Date of the Lease, and the OPTION PAYMENT is due in addition to all other amounts otherwise due from Tenant under the Lease.

Dated this 30 day of May, 2014.

Landlord:	Tenant:

Wellington Land Development, LLC,	CIG Wireless Corp.

/s/ Guy Mancini	/s/ Paul McGinn

Guy Mancini	Paul McGinn CEO

As Managing Member	Signature

Witnesses:	Witnesses:

1	1

2	2

ADDENDUM - Page 3 Commercial Lease Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

SCHEDULE A

SCHEDULE A-1

Upgrades that are needed:

1.	Remove wall between conference room and mall room, new paint and carpet
2.	Remove wooden doors and replace with clear glass in conference room
3.	Kitchen install counter, sink, cabinets both top and bottom, install dishwasher and refrigerator
5.	Install wall with double doors (the doors from the conference room are fine)
7.	Install three offices with single door entrances
8.	Install Window
9.	Install windows next to new doors
10.	Basic paint throughout the office neutral color
11.	Clean carpet and re-install based board were It is missing
12.	Leave the reception desk and office cubicles that are currently there.

ADDENDUM - Page 5 Commercial Lease Landlord: Wellington Land Development, L.L.C. / Tenant: CIG Wireless Corp. Leased Premises: 11120 S. Crown Way, Suite 1, Wellington, FL 33414

EXHIBIT C

11120 S.CROWN WAY

MASTER SIGN PLAN

1. GENERAL - ALL INDIVIDUAL TENANT SIGNAGE REQUIREMENTS & DESIGNS MUST BE SUBMITTED TO VILLAGE OF WELLINGTON FOR APPROVAL. ALL OTHER SIGNS ALLOWED BY LAW SHALL BE ACCEPTABLE IF APPOVED BY LANDLORDS AND PROPERTY OWNER'S ASSOCIATION.
2. COMPATIBILITY - ALL PROPOSED BUILDING TENANT SIGNS MUST BE OF SIMILAR GRAPHIC CHARACTER, HARMONIOUS IN COLOR, AND COMPATIBLE WITH THE BUILDING.
3. GROUPING REQUIREMENTS - ALL LETTERING WITHIN A WINDOW SIGN OR TENANT SIGN SHALL BE SIMILAR IN SIZE, GRAPHIC STYLE, AND COLOR.
4. SCREENING - ALL MECHANICAL & ELECTRICAL ELEMENTS OF THE SIGN MUST BE SCREENED FROM VIEW.
5. DISTANCE FROM WALL - MAXIMUM 12" MOUNTING FROM FACE OF WALL.
6. MATERIALS - ALL SIGN MATERIALS USED MUST BLEND WITH THE BUILDING CONSTRUCTION AND ARCHITECTURAL STYLE.
7. LIGHTING - ALL BUILDING SIGNS WILL BE INTERIOR ILLUMINATED OR NON ILLUMINATED. NO EXTERNAL FLOOD LIGHTING.
8. MAINTENANCE - ALL SIGNS MUST BE MAINTAINED IN GOOD APPEARANCE & REPAIR.
9. LOGOS - LOGOS AND FEDERALLY REGISTERED TRADEMARKS PERMITTED WHEN DESIGNED AS AN INTEGRAL PART OF ADVERTISING COPY AND WHEN CONSISTENT WITH COLOR SCHEME.
10. COLORS - MAX 3 COLORS ALLOWED EXCEPT FOR LOGO AND TRADEMARKS.
11. WALL SIGN SIZE -
    - TENANT BAY SIZE. A TENANT MAY ELECT TO NOT HAVE A WALL SIGN.
    - Wall signs shall be either 20'x3' or 10'x2'6" depending on bay size
    - COPY LINES: MAX. 2 LINES PER SIGN.
    - END WALLS MAY HAVE A SIGN OF UP TO 60 SQ. FT.
12. WALL SIGN LOCATION(S) - SEE EXTERIOR ELEVATIONS
13. WALL SIGN TYPE - VARIES WITH TENANT
    - INTERNALLY ILLUMINATED OR NON-ILLUMINATED ALUMINUM BOX CABINET
14. WALL SIGN CONTENT - BUSINESS IDENTITY, EACH SIGN SHALL NOT EXCEED THE TRADEMARK AND LOGO WHEN PROVIDED.
15. WINDOW SIGNS -
    - AREA: LESSER OF 10% OF WINDOW AREA OR 10 SQ. FT.
    - LETTER SIZE: MAXIMUM OF 2 LINES OF COPY, FIRST ROW 9" HIGH, SECOND ROW 3" HIGH.
    - CONTENT: IDENTIFY PRODUCTS OR SERVICES WITHIN, MAY INCLUDE "OPEN" OR "CLOSED" SIGNS.
    - LOGOS: PERMITTED IF DESIGNED AS AN INTEGRAL PART OF THE ADVERTISING. LOGOS & OTHER NON COPY ADVERTISING MAY OCCUPY UP TO 25% OF WINDOW AREA.
    - ILLUMINATED SIGNS: NEON & ILLUMINATED SIGNS ALLOWED TO MAX. 6 SQUARE FEET PER WINDOW.
    - NUMBER: ONE WINDOW SIGN PERMITTED PER WINDOW.
    - SUBMITTALS: ALL WINDOWS SIGNAGE / GRAPHICS MUST BE SUBMITTED FOR APPROVAL WITH REQUIRED WALL SIGN PLANS & DETAILS.
16. UNDER CANOPY SIGNS - NOT APPLICABLE
17. MENU SIGNS - NOT APPLICABLE
18. REAL ESTATE SIGNS - ONE REAL ESTATE SIGN MAY BE PLACED ALONG CROWN WAY AT LEAST 5 FEET FROM THE LOT LINE, AND ADDITIONAL REAL ESTATE SIGNS MAY BE PLACED IN THE WINDOW OF VACANT BAYS. NO EXTERIOR REAL ESTATE SIGN SHALL EXCEED 32 SQ. FT., NOR SHALL IT BE WIDER THAN 8 FT.
19. REAR WALL NAME PLATE - REAR WALL NAME PLATE 3' SQUARE FEET ONLY IN ACCORDANCE WITH TYPICAL LAYOUT AND STANDARD HELVETICA COPY